EXHIBIT 99.1

S1 Corporation Reports Fourth Quarter and Full Year 2009 Results

Revenue Increased 1% in the Fourth Quarter and 5% for the Full Year Compared to 2008

 Adjusted EBITDA Increased 19% in the Fourth Quarter and 8% for the Full Year Compared to 2008

Company Completes the Acquisition of PM Systems Corporation

NORCROSS, Ga., March 4, 2010 (GLOBE NEWSWIRE) -- S1 Corporation (Nasdaq:SONE), a leading global provider of payments and financial services software solutions, today announced financial results for the fourth quarter and the full year ended December 31, 2009:

  Total revenue in the fourth quarter of 2009 increased one percent to $59.5 million from $58.6 million in the fourth quarter of 2008. Total revenue for the year ended December 31, 2009 increased five percent to $238.9 million from $228.4 million in 2008.
  GAAP earnings were $9.9 million or $0.18 per share (diluted) in the fourth quarter of 2009 compared to GAAP earnings of $5.3 million or $0.10 per share (diluted) in the fourth quarter of 2008. GAAP earnings were $30.4 million or $0.55 per share (diluted) for the year ended December 31, 2009, a $0.17 increase over GAAP earnings of $21.9 million or $0.38 per share (diluted) in 2008. These figures include stock-based compensation expense of $1.2 million and $3.5 million in the fourth quarters of 2009 and 2008, respectively, and $1.6 million and $8.1 million for the years ended December 31, 2009 and 2008, respectively.
  Adjusted EBITDA in the fourth quarter of 2009 was $12.5 million compared to $10.5 million in the fourth quarter of 2008. Adjusted EBITDA for the year ended December 31, 2009 was $46.4 million compared to $43.0 million in 2008. Adjusted EBITDA does not include stock-based compensation expense and is described below and reconciled to U.S. GAAP Net income in Tables 4, 5 and 6.
  Total revenue from international operations in the fourth quarter of 2009 increased eight percent to $16.8 million from $15.5 million in the fourth quarter of 2008. Total revenue from international operations for the year ended December 31, 2009 increased seven percent to $68.1 million from $63.8 million in 2008.
  Excluding the State Farm relationship, the Company's revenue and Adjusted EBITDA grew 8% and 21%, respectively, in 2009.
  Under a previously announced stock repurchase program, the Company repurchased 752 thousand shares of its common stock for $4.6 million during the fourth quarter of 2009, and 1.5 million shares for $9.6 million during the year ended December 31, 2009. As of December 31, 2009, the Company had $61.8 million in cash and cash equivalents.
  On March 4, 2010, the Company completed the acquisition of PM Systems Corporation (PMSC), a provider of internet banking, bill pay and security solutions for credit unions in the United States, for approximately $28.9 million in cash, net of cash acquired. PMSC currently serves approximately 900,000 Internet banking subscribers through its credit union clients representing approximately 4.4 million members. The acquisition was funded from the Company's available cash.
  The Company expects PMSC to generate revenue and Adjusted EBITDA of approximately $11.8 million and $3.5 million, respectively, during calendar year 2010. Net of transaction costs and other adjustments, the Company expects PMSC to generate revenue and Adjusted EBITDA of approximately $9.6 million and $2.4 million, respectively, for the Company during the remainder of 2010.
  In 2010, after giving effect to the PMSC acquisition, the Company expects to generate revenue of $248 to $254 million, Adjusted EBITDA of $43 to $47 million, and Cash earnings per share of $0.51 to $0.57. Excluding the State Farm relationship and excluding the acquisition of PMSC, at the mid-point of the Company's guidance, the Company expects revenue and Adjusted EBITDA to increase approximately 6% and 14%, respectively, in 2010 as compared to 2009.

"The Company performed well in 2009 in a difficult marketplace," commented Johann Dreyer, Chief Executive Officer of S1. "As we look ahead, we expect that market conditions will remain challenging in 2010. However, we continue to see excellent sales opportunities globally, particularly with our payments and cash management offerings. As our relationship with State Farm winds-down through the end of 2011, we will be focusing on replacing the professional services revenue generated from that engagement with software license, subscription and other recurring revenue. We will also continue to focus on making investments in product development and customer satisfaction initiatives to further position the Company for sustained growth and success."

"We are excited to welcome PMSC to the S1 family," Dreyer added. "PMSC has built an extremely impressive reputation for providing the highest quality products, services and customer support to credit unions in the U.S. With affordable, best-of-breed technology and a deep understanding of the opportunities and challenges credit unions are facing, PMSC will help S1 more effectively serve the unique needs of this marketplace. In addition, PMSC's recurring revenue model will be a nice addition to our financial profile."

Raymond James & Associates, Inc. served as the Company's financial advisor in connection with the rendering of a fairness opinion as to the acquisition of PMSC.

Non-GAAP Measures and Reconciliation to U.S. GAAP

Our results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP").  In addition to U.S. GAAP financial measures, we use non-GAAP measures to evaluate our financial performance, assist management decisions, and in communications with our Board of Directors, stockholders, analysts and investors concerning our financial performance. Although we believe that our presentation of non-GAAP financial measures provide useful supplemental information to investors regarding our results of operations, our non-GAAP financial measures should only be considered in addition to, and not as a substitute for or superior to, our financial measures prepared in accordance with U.S. GAAP. The use of non-GAAP financial measures is subject to inherent limitations because they do not include all the expenses that must be included under U.S. GAAP and because they involve the exercise of judgment of which charges should properly be excluded from the non-GAAP financial measure. Management accounts for these limitations by not relying exclusively on non-GAAP financial measures, but only using such information to supplement U.S. GAAP financial results. Our non-GAAP financial measures may be different from such measures used by other companies.

We are presenting Adjusted EBITDA, a non-GAAP financial measure, below and reconciling to the most directly comparable U.S. GAAP equivalent of which is Net income. We define Adjusted EBITDA as Net income plus interest and other expense (income), plus income taxes, depreciation, amortization of intangibles, and stock-based compensation expense. We believe that excluding depreciation, amortization, stock-based compensation expense, net interest income and income tax expense provides supplemental information and an alternative presentation useful to investors understanding our core operating results and trends. Not only are depreciation and amortization expenses based on historical costs of assets that may have little bearing on present or future replacement costs, but they are also based on management estimates of remaining useful lives. Additionally, while stock-based compensation is an important part of overall compensation expense, a portion of our stock-based compensation expense is the result of cash-settled stock appreciation rights that are revalued each quarter for U.S. GAAP earnings based in part on the closing price of our stock on the last day of the quarter. Consequently, fluctuations in our stock price can have a significant impact on our reported U.S. GAAP earnings. See Tables 4, 5 and 6 for reconciliations of non-GAAP Adjusted EBITDA to U.S. GAAP Net income.

We are presenting Cash earnings per share, a non-GAAP financial measure, below and reconciling to the most directly comparable U.S. GAAP equivalent of which is Net income and earnings per share. We define Cash earnings as Net income minus amortization of intangibles, stock-based compensation and deferred income taxes. We calculate Cash earnings per share by adding back the per share impact of adjustments from diluted earnings per share. We believe Cash earnings per share is a useful financial measure which provides supplemental information and an alternative presentation useful to investors understanding trends of our income. Amortization of intangibles are generally expensed over several periods and may not be indicative of current cash expenditures. We believe the exclusion of stock-based compensation provides useful supplemental information to help understand the changes in our earnings per share due to the fluctuations of our cash-settled stock appreciation rights included in stock compensation. We exclude the impact of deferred income taxes on earnings as the temporary differences and the changes in valuation allowances may be misleading for trend analysis. See Table 1 for reconciliation of non-GAAP Cash earnings per share to U.S. GAAP Diluted earnings per share.

Conference Call Information

Company management will host a conference call for interested parties to discuss its fourth quarter and full year 2009 results on Friday, March 5, 2010, at 8:30 a.m. ET. A webcast of the call will be available through the Company's website, www.s1.com. The conference call will contain forward-looking statements and other material information.  A replay of the call will be available for two weeks following the call on the Company's website.

About S1 Corporation

Leading banks, credit unions, retailers, and processors need technology that adapts to the complex and challenging needs of their businesses. These organizations want solutions that can respond quickly to changes in the marketplace and help grow their businesses.  For more than 20 years, S1 Corporation (Nasdaq:SONE) has been a leader in developing software products that offer flexibility and reliability. Over 3,000 organizations worldwide depend on S1 for payments, online banking, mobile banking, voice banking, branch banking and lending solutions that deliver a competitive advantage. www.s1.com

Forward Looking Statements

This press release contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act. These statements include statements with respect to our financial condition, results of operations and business. The words "believes," "expects," "may," "will," "should," "projects," "contemplates," "anticipates," "forecasts," "intends" or similar terminology identify forward-looking statements. Forward-looking statements may include projections of our revenue, expenses, Adjusted EBITDA, capital expenditures, earnings per share, product development projects, future economic performance or management objectives. These statements, including without limitation statements regarding expected revenue and Adjusted EBITDA from PMSC, are based on our beliefs as well as assumptions made using information currently available to us. Because these statements reflect our current views concerning future events, they involve risks, uncertainties and assumptions. Therefore, actual results may differ significantly from the results discussed in the forward-looking statements. The risk factors included in our reports filed with the Securities and Exchange Commission (and available on our web site at www.s1.com  or the SEC's web site at www.sec.gov) provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Except as provided by law, we undertake no obligation to update any forward-looking statement for any reason, even if new information becomes available.

S1 Corporation
Consolidated Statements of Operations
(In thousands, except share and per share data)
(Unaudited)
TABLE 1

	Three Months Ended		Twelve Months Ended
	12/31/2009	12/31/2008	12/31/2009	12/31/2008

Revenue:
Software licenses	$ 8,978	$ 9,211	$ 35,196	$ 30,230
Support and maintenance	15,905	13,906	59,602	53,779
Professional services	22,013	22,673	94,965	92,470
Data center	12,564	12,835	49,164	51,956
Total revenue	59,460	58,625	238,927	228,435

Operating expenses:
Cost of software licenses (1)	453	911	3,188	3,986
Cost of professional services, support and maintenance (1)	18,189	19,148	74,186	74,095
Cost of data center (1)	6,978	6,707	28,147	26,408
Selling and marketing	7,582	10,513	30,725	36,432
Product development	8,478	7,831	34,619	29,271
General and administrative	6,675	6,914	24,864	25,826
Depreciation and amortization of intangible assets	2,295	2,381	9,593	9,066
Total operating expenses	50,650	54,405	205,322	205,084
Operating income	8,810	4,220	33,605	23,351

Interest income	99	288	433	2,052
Interest expense	(200)	(182)	(721)	(855)
Other non-operating expenses	(83)	(67)	(930)	(444)
Interest and other (expense) income, net	(184)	39	(1,218)	753

Income before income tax benefit (expense)	8,626	4,259	32,387	24,104
Income tax benefit (expense)	1,312	1,074	(1,964)	(2,254)
Net income	$ 9,938	$ 5,333	$ 30,423	$ 21,850

Earnings per share:
Basic	$ 0.18	$ 0.10	$ 0.56	$ 0.38
Diluted	$ 0.18	$ 0.10	$ 0.55	$ 0.38

Weighted average common shares outstanding - basic	52,040,660	53,220,794	52,583,832	55,734,103
Weighted average common shares outstanding - diluted	52,692,876	53,856,269	53,290,836	56,449,371

Reconciliation to Cash earnings per share:
Diluted earnings per share	$ 0.18	$ 0.10	$ 0.55	$ 0.38
Amortization of intangibles	0.01	0.01	0.05	0.06
Stock based compensation expense	0.02	0.06	0.03	0.14
Deferred income taxes	(0.05)	(0.03)	(0.05)	(0.03)
Non-GAAP Cash earnings per share	$ 0.16	$ 0.14	$ 0.58	$ 0.55

(1) Excludes charges for depreciation. Cost of software licenses includes amortization of acquired technology.

S1 Corporation
Consolidated Balance Sheets
(In thousands, except share data)
(Unaudited)
TABLE 2

	December 31,	December 31,
	2009	2008

Assets
Current assets:
Cash and cash equivalents	$ 61,784	$ 63,840
Accounts receivable, net	64,470	42,561
Prepaid expenses	4,729	5,123
Other current assets	4,931	3,575
Total current assets	135,914	115,099
Property and equipment, net	23,018	23,015
Intangible assets, net	4,895	7,585
Goodwill, net	126,605	124,362
Other assets	9,634	8,625
Total assets	$ 300,066	$ 278,686

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$ 7,707	$ 7,902
Accrued compensation and benefits	11,569	16,147
Current portion of debt obligation	1,170	3,917
Accrued restructuring	2,096	2,323
Income taxes payable	1,586	2,617
Deferred revenues	26,837	25,271
Other current liabilities	2,007	1,118
Total current liabilities	52,972	59,295
Debt obligation, excluding current portion	5,026	6,196
Accrued restructuring, excluding current portion	1,381	3,443
Other liabilities	2,046	1,012
Total liabilities	$ 61,425	$ 69,946

Stockholders' equity:
Preferred stock	10,000	10,000
Common stock	517	528
Additional paid-in capital	1,787,772	1,791,924
Accumulated deficit	(1,557,534)	(1,587,957)
Accumulated other comprehensive loss	(2,114)	(5,755)
Total stockholders' equity	238,641	208,740
Total liabilities and stockholders' equity	$ 300,066	$ 278,686

Preferred shares issued and outstanding	749,064	749,064
Common shares issued and outstanding	51,712,710	52,799,310

S1 Corporation
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
TABLE 3

	Three Months Ended		Twelve Months Ended
	12/31/2009	12/31/2008	12/31/2009	12/31/2008

Cash flows from operating activities:
Net income	$ 9,938	$ 5,333	$ 30,423	$ 21,850
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,520	2,839	11,170	11,591
Provision for doubtful accounts receivable and billing adjustments	461	(183)	995	159
Deferred income taxes	(3,052)	(1,895)	(2,812)	(1,895)
Other than temporary impairments of investments	--	468	--	663
Stock based compensation expense	1,181	3,487	1,602	8,092
Changes in assets and liabilities
(Increase) decrease in accounts receivable	(8,470)	1,199	(22,396)	(3,095)
Decrease (increase) in prepaid expenses and other assets	498	(1,299)	792	(231)
Decrease in accounts payable and other liabilities	(8)	(4,524)	(920)	(6,250)
(Decrease) increase in accrued compensation and benefits	(1,584)	536	(2,711)	2,106
(Decrease) increase in income taxes payable	(499)	335	(1,437)	2,434
(Decrease) increase in deferred revenues	(4,100)	(3,330)	1,329	(1,277)
Net cash (used in) provided by operating activities	(3,115)	2,966	16,035	34,147
Cash flows from investing activities:
Maturities of investment securities	3,224	3,591	5,728	24,244
Purchases of investment securities	--	--	(3,224)	(3,447)
Purchases of restricted investment securities	--	--	(2,000)	--
Amounts released from escrow related to sale of business	--	--	--	3,712
Purchases of property, equipment and technology	(1,828)	(1,471)	(8,192)	(8,744)
Net cash provided by (used in) investing activities	1,396	2,120	(7,688)	15,765
Cash flows from financing activities:
Proceeds from exercise of employee stock awards	1,149	447	1,341	1,305
Payments on capital leases and debt obligations	(996)	(933)	(3,917)	(3,718)
Repurchase and retirement of common stock	(4,625)	(14,908)	(9,596)	(25,075)
Net cash used in financing activities	(4,472)	(15,394)	(12,172)	(27,488)
Effect of exchange rate changes on cash and cash equivalents	568	(1,238)	1,769	(3,595)
Net (decrease) increase in cash and cash equivalents	(5,623)	(11,546)	(2,056)	18,829
Cash and cash equivalents at beginning of period	67,407	75,386	63,840	45,011
Cash and cash equivalents at end of period	$ 61,784	$ 63,840	$ 61,784	$ 63,840

S1 Corporation
Consolidated Statements of Operations
(In thousands)
(Unaudited)
TABLE 4

	Three Months Ended		Twelve Months Ended
	12/31/2009	12/31/2008	12/31/2009	12/31/2008

Revenue:
Software licenses	$ 8,978	$ 9,211	$ 35,196	$ 30,230
Support and maintenance	15,905	13,906	59,602	53,779
Professional services	22,013	22,673	94,965	92,470
Data center	12,564	12,835	49,164	51,956
Total revenue	59,460	58,625	238,927	228,435

Operating expenses:
Cost of software licenses	453	911	3,188	3,986
Cost of professional services, support and maintenance	18,189	19,148	74,186	74,095
Cost of data center	6,978	6,707	28,147	26,408
Selling and marketing	7,582	10,513	30,725	36,432
Product development	8,478	7,831	34,619	29,271
General and administrative	6,675	6,914	24,864	25,826
Depreciation and amortization of intangible assets	2,295	2,381	9,593	9,066
Total operating expenses (1)	50,650	54,405	205,322	205,084
Operating income	8,810	4,220	33,605	23,351

Interest income	99	288	433	2,052
Interest expense	(200)	(182)	(721)	(855)
Other non-operating expenses	(83)	(67)	(930)	(444)
Interest and other (expense) income, net	(184)	39	(1,218)	753

Income before income tax benefit (expense)	8,626	4,259	32,387	24,104
Income tax benefit (expense)	1,312	1,074	(1,964)	(2,254)
Net income	$ 9,938	$ 5,333	$ 30,423	$ 21,850

Reconciliation to Adjusted EBITDA:
Net income	$ 9,938	$ 5,333	$ 30,423	$ 21,850
Interest and other (expense) income, net	184	(39)	1,218	(753)
Income tax (benefit) expense	(1,312)	(1,074)	1,964	2,254
Depreciation	2,023	2,099	8,480	7,936
Amortization	497	740	2,690	3,655
Stock based compensation expense	1,181	3,487	1,602	8,092
Non-GAAP Adjusted EBITDA	$ 12,511	$ 10,546	$ 46,377	$ 43,034

(1) Includes stock based compensation expense of:
Cost of professional services, support and maintenance	$ 94	$ 240	$ 161	$ 344
Cost of data center	37	24	115	100
Selling and marketing	191	1,348	(246)	2,949
Product development	112	435	254	1,034
General and administrative	747	1,440	1,318	3,665
Stock based compensation expense	$ 1,181	$ 3,487	$ 1,602	$ 8,092

S1 Corporation
Enterprise Segment
Statements of Operations
(In thousands)
(Unaudited)
TABLE 5

	Three Months Ended		Twelve Months Ended
	12/31/2009	12/31/2008	12/31/2009	12/31/2008

Revenue:
Software licenses	$ 3,150	$ 3,072	$ 9,003	$ 7,848
Support and maintenance	5,745	4,845	21,299	18,196
Professional services	15,605	16,590	70,770	71,525
Data center	7,106	7,376	28,289	28,780
Total revenue	31,606	31,883	129,361	126,349

Operating expenses:
Cost of software licenses	135	351	798	1,339
Cost of professional services, support and maintenance	9,533	11,545	42,300	44,890
Cost of data center	3,762	3,911	15,814	15,606
Selling and marketing	3,027	4,238	12,272	15,852
Product development	5,180	5,075	21,071	18,229
General and administrative	3,412	3,849	12,579	13,990
Depreciation and amortization of intangible assets	1,128	1,222	4,833	4,614
Total operating expenses (1)	26,177	30,191	109,667	114,520
Operating income	$ 5,429	$ 1,692	$ 19,694	$ 11,829

Reconciliation to Adjusted EBITDA:
Operating income	$ 5,429	$ 1,692	$ 19,694	$ 11,829
Depreciation	1,128	1,222	4,833	4,614
Amortization	62	61	246	330
Stock based compensation expense	618	2,094	746	5,028
Non-GAAP Adjusted EBITDA	$ 7,237	$ 5,069	$ 25,519	$ 21,801

(1) Includes stock based compensation expense of:
Cost of professional services, support and maintenance	$ 39	$ 37	$ 156	$ 126
Cost of data center	11	6	30	36
Selling and marketing	102	932	(416)	2,024
Product development	75	377	80	855
General and administrative	391	742	896	1,987
Stock based compensation expense	$ 618	$ 2,094	$ 746	$ 5,028

S1 Corporation
Postilion Segment
Statements of Operations
(In thousands)
(Unaudited)
TABLE 6

	Three Months Ended		Twelve Months Ended
	12/31/2009	12/31/2008	12/31/2009	12/31/2008

Revenue:
Software licenses	$ 5,828	$ 6,139	$ 26,193	$ 22,382
Support and maintenance	10,160	9,061	38,303	35,583
Professional services	6,408	6,083	24,195	20,945
Data center	5,458	5,459	20,875	23,176
Total revenue	27,854	26,742	109,566	102,086

Operating expenses:
Cost of software licenses	318	560	2,390	2,647
Cost of professional services, support and maintenance	8,656	7,603	31,886	29,205
Cost of data center	3,216	2,796	12,333	10,802
Selling and marketing	4,555	6,275	18,453	20,580
Product development	3,298	2,756	13,548	11,042
General and administrative	3,263	3,065	12,285	11,836
Depreciation and amortization of intangible assets	1,167	1,159	4,760	4,452
Total operating expenses (1)	24,473	24,214	95,655	90,564
Operating income	$ 3,381	$ 2,528	$ 13,911	$ 11,522

Reconciliation to Adjusted EBITDA:
Operating income	$ 3,381	$ 2,528	$ 13,911	$ 11,522
Depreciation	895	877	3,647	3,322
Amortization	435	679	2,444	3,325
Stock based compensation expense	563	1,393	856	3,064
Non-GAAP Adjusted EBITDA	$ 5,274	$ 5,477	$ 20,858	$ 21,233

(1) Includes stock based compensation expense of:
Cost of professional services, support and maintenance	$ 55	$ 203	$ 5	$ 218
Cost of data center	26	18	85	64
Selling and marketing	89	416	170	925
Product development	37	58	174	179
General and administrative	356	698	422	1,678
Stock based compensation expense	$ 563	$ 1,393	$ 856	$ 3,064
CONTACT:  S1 Corporation
          Investor Contact:
          Paul M. Parrish, Chief Financial Officer
          404.923.3500
          paul.parrish@s1.com